Exhibit 4.3

FORM OF CERTIFICATE

Certificate	PPN No: [ ]
No.

SUN COUNTRY PASS THROUGH TRUST 2019-1B

Sun Country Pass Through Certificate, Series 2019-1B

Issuance Date:[                ], 2019

Final Legal Distribution Date: June 15, 2027

Evidencing A Fractional Undivided Interest In The Sun Country Pass Through Trust 2019-1B, The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Owned By Sun Country, Inc.

$[                    ] Fractional Undivided Interest

representing .[        ]% of the Trust per $1,000 face amount

THIS CERTIFIES THAT                , for value received, is the registered owner of a $                    (                                 DOLLARS) Fractional Undivided Interest in the Sun Country Pass Through Trust 2019-1B (the “Trust”) created by Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of December 9, 2019 (the “Basic Agreement”), between the Trustee and Sun Country, Inc., a Minnesota corporation (the “Company”), as supplemented by Trust Supplement No. 2019-1B thereto, dated as of December 9, 2019 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “Sun Country Pass Through Certificates, Series 2019-1B” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes, and all rights of the Trust to receive payments under the Intercreditor Agreement (the “Trust Property”). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

[AS OF THE DATE OF ISSUANCE OF THIS CERTIFICATE AND THROUGH THE OCCURRENCE OF THE FINAL PREFUNDING EXPIRY DATE (AND

DISTRIBUTION OF ANY AMOUNTS IN RELATION THERETO PURSUANT TO THE CERTIFICATE PURCHASE AGREEMENT), THE FACE AMOUNT AND FRACTIONAL UNDIVIDED INTEREST SET FORTH ABOVE IN THIS CERTIFICATE REMAIN SUBJECT TO ADJUSTMENT PURSUANT TO, AND THIS CERTIFICATE IS SUBJECT TO THE ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN, SECTION 3.07 OF THE TRUST SUPPLEMENT. THE ACTUAL FACE AMOUNT AND FRACTIONAL UNDIVIDED INTEREST REPRESENTED BY THIS CERTIFICATE, TAKING INTO ACCOUNT ANY SUCH ADJUSTMENTS, SHALL BE AS SET FORTH IN THE RECORDS MAINTAINED BY THE TRUSTEE PURSUANT TO SECTION 3.07 OF THE TRUST SUPPLEMENT.]1

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on June 15 and December 15 of each year (a “Regular Distribution Date”) commencing June 15, 2020, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the

[1]

This Section 3.07 Paragraph should be included in each Applicable Certificate issued prior to the Final Prefunding Expiry Date. This 3.07 Paragraph should be omitted from Applicable Certificates issued after the Final Prefunding Expiry Date (each of which should each be issued in the applicable face amounts and reflecting Fractional Undivided Interests after taking into account all applicable adjustments pursuant to Section 3.07 of the Trust Supplement).

above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $100,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

If the purchaser or transferee of this Certificate or an interest herein is an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, it will be deemed to represent, warrant and agree that (i) neither the Company nor any of its affiliates (or its or their agents) has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of such plan (“Plan Fiduciary”), has relied in connection with its decision to invest in this Certificate, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to such plan or the Plan Fiduciary in connection with such plan’s acquisition of this Certificate; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

SUN COUNTRY PASS THROUGH TRUST 2019-1B

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

TRANSFER NOTICE

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder (the “Transferor”) hereby sell(s), assign(s) and transfer(s) unto

(the “Transferee”)
(Please print or typewrite name and address including zip code of assignee)

(Insert Taxpayer Identification No. of assignee)

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificate on the books of the Registrar with full power of substitution in the premises (the “Transfer”).

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES]

In connection with any transfer of this Certificate, the undersigned confirms that without utilizing any general solicitation or general advertising that:

PART A [check either Item 1 or Item 2 of this Part A]

[    ] Item 1. Check if Transferor is a United States Person. The Transferor hereby certifies that the Transfer is being made to another United States Person.

[    ] Item 2. Check if Transferor is not a United States Person.

As used in this Part A, “United States Person” has the meaning given to such term in the Internal Revenue Code of 1986, as amended.

PART B

[    ] (a) this Certificate is being transferred to an institution that is an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act in a transaction exempt from the registration requirements of the Securities Act.

[    ] (b) this Certificate is being transferred to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

[    ] (c) this Certificate is being transferred in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act.

[    ] (d) this Certificate is being transferred pursuant to an effective registration statement under the Securities Act.

[    ] (e) this Certificate is being transferred to Sun Country, Inc.

[    ] (f) the Certificate is being transferred other than in accordance with (a), (b), (c), (d) or (e) above in compliance with an exemption from registration under the Securities Act and documents are being furnished that comply with the conditions of transfer set forth in this Certificate and the Agreement.

If none of the foregoing boxes is checked, the Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.05 of the Trust Supplement shall have been satisfied.

Date:[ , ]
[Name of Transferor]

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY TRANSFEREE IF (b) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any Person on whose behalf it is acting with respect to any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Applicable Trust and/or the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:[ , ]